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Metris Receivables, Inc.                      Metris Master Trust                                                Monthly Report
Certificateholder's Statement                   Series 1996-1                                                            Nov-96
Section 5.2                                      Class A         Class B          Class C           Class D          Total

(i)   Certificate Amount                     518,000,000.00   87,500,000.00    50,000,000.00     44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                0.00            0.00             0.00                               0.00
(iii) Certificate Interest Distributed         2,784,250.00      495,833.33       251,041.67                       3,531,125.00
(iv) Principal Collections                    29,197,475.59    4,932,006.00     2,818,289.11      2,507,440.89    39,455,211.59
(v)  Finance Charge Collections               12,306,811.94    2,078,853.35     1,187,916.20      1,056,907.10    16,630,488.59
     Recoveries                                   58,633.62        9,904.33         5,659.62          5,037.06        79,234.63
     Interest Earned on Accounts                       0.00            0.00             0.00              0.00             0.00
       Total Finance Charge Collections       12,365,445.56    2,088,757.68     1,193,575.82      1,061,944.16    16,709,723.22
	 Total Collections                           41,562,921.15    7,020,763.68     4,011,864.93      3,569,385.05    56,164,934.81
(vi) Aggregate Amount of Principal Receivables                                                                 1,363,415,255.77
     Invested Amount (End of Month)          518,000,000.00   87,500,000.00    50,000,000.00     44,500,000.00   700,000,000.00
     Floating Allocation Percentage              37.9928270%      6.4177073%      3.6672613%        3.2638626%      51.3416582%
     Invested Amount (Beginning of Month)    518,000,000.00   87,500,000.00    50,000,000.00     44,500,000.00   700,000,000.00
     Average Daily Invested Amount                                                                               699,984,294.50
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                       86.10%      1,211,280,232.63
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)     7.58%        106,564,209.28
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)    2.19%         30,801,522.97
       90 Days and Over (60+ Days Contractually Delinquent)           4.13%         58,062,149.18
	  Total Receivables                                                100.00%      1,406,708,114.06
(viii) Aggregate Investor Default Amount                                             4,780,916.77
	As a % of Average Daily Invested Amount
	(Annualized based on 366 days/year)                                                 7.14%
(ix)  Charge-Offs
      Class A                                                                               0.00
      Class B                                                                               0.00
      Class C                                                                               0.00
      Class D                                                                               0.00
	Total Charge-Offs                                                                   0.00
(x)   Servicing Fee                                                                 1,338,797.81
(xi)  Pool Factor
      Class A                                                                          1.0000000
      Class B                                                                          1.0000000
      Class C                                                                          1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                               0.00
      Class C                                                                               0.00
      Class D                                                                               0.00
(xiii) Excess Funding Account Balance                                                       0.00
       Prefunding Account Balance                                                           0.00
Average Net Portfolio Yield                                                              17.8206%
Minimum Base Rate                                                                         8.4643%
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